PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                     JOHNSON BROADCASTING OF DALLAS, INC.

                                       AND

                      HISPANIC TELEVISION NETWORK, INC.

                                 FOR THE SALE OF

                   KLDT-TV, CHANNEL 55, LAKE DALLAS, TEXAS





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                                TABLE OF CONTENTS

1.    Definitions............................................................1
      1.1.     Defined Terms.................................................1
      1.2.     Accounting Terms..............................................7
      1.3.     Other Definition Provisions...................................7

2.    Purchase of Broadcasting Assets, Purchase Price and
      Method of Payment .....................................................8
      2.1.     Purchase of Broadcasting Assets, Purchase Price
               and Method of Payment.........................................8
      2.2.     Consideration; Proration; Allocation of
               Purchase Price................................................8
               2.2.1.     Purchase Price.....................................8
               2.2.2.     Prorations.........................................8
               2.2.3.     Manner of Determining Prorations...................9
               2.2.4.     Payment of Purchase Price.........................11
               2.2.5.     Allocation of Purchase Price......................11
      2.3.     Assumption of Obligations....................................12
               2.3.1.     Limitation on Assumption of Obligations...........12
               2.3.2.     Assumed Obligations Relating to the
                          Station...........................................12
               2.3.3.     Substitution Where Not Transferable...............13

3.    FCC Consent...........................................................13
      3.1.     Application and Request......................................13
      3.2.     Final Order..................................................14

4.    Representations and Warranties of Seller..............................14
      4.1.     Organization and Standing....................................14
      4.2.     Authorization and Binding Obligations........................15
      4.3.     No Contravention.............................................15
      4.4.     Title to Assets..............................................16
               4.4.1.     Real Property.....................................16
               4.4.2.     Personal Property.................................16
               4.4.3.     Assets Sufficient.................................16
      4.5.     Licenses and Authorizations..................................17
               4.5.1.     Licenses..........................................17
               4.5.2.     Authorizations....................................17
      4.6.     Contracts....................................................17
      4.7.     Financial Statements.........................................18
      4.8.     Franchises, Trademarks and Trade Names.......................18
      4.9.     Litigation; Violations.......................................19
               4.9.1.     Litigation........................................19
               4.9.2      Violations........................................19
      4.10.    Complaints...................................................19
      4.11.    Reports .....................................................20
      4.12.    Environmental Matters........................................20
      4.13.    Employees and Compensation...................................20
      4.14.    Cable Carriage...............................................21
      4.15.    Insurance....................................................21
               Access to Information; Investment Experience.................21

5.    Representations and Warranties of Buyer...............................21
      5.1.     Organization and Standing....................................21
      5.2.     Authorization and Binding Obligations........................22
      5.3.     No Contravention.............................................22
      5.4.     Litigation...................................................23
      5.5.     Qualifications as a Broadcast Licensee.......................23
      5.7.     Capitalization of Buyer; Buyer's Common Stock................23
      5.8.     Buyer Reports and Financial Statements.......................24
      5.9.     Absence of Certain Changes...................................25

6.    Access and Information................................................25
      6.1.     By Seller to Buyer...........................................25

7.    Conduct of Business to Closing........................................26
      7.1.     By Seller ...................................................26
               7.1.1.     Conduct of Business...............................26
               7.1.2.     Organization, Etc.................................26
               7.1.4.     Transfer of Broadcasting Assets...................27
               7.1.5.     Encumbrances......................................27
               7.1.6.     Litigation........................................27
               7.1.7.     Agreements........................................27
               7.1.8.     Consents and Approvals............................27
               7.1.9.     Licenses..........................................28
               7.1.10.    Offers to Purchase................................28
               7.1.11.    No Breach of Representations and
                          Warranties........................................28
               7.1.12.    Compliance with Laws..............................28
      7.2.     By Buyer ....................................................28
               7.2.1.     Conduct of Business...............................28
               7.2.2.     Litigation........................................29
               7.2.3.     No Breach of Representations and
                          Warranties........................................29
               7.2.4.     Confidentiality...................................29
               7.2.5.     Inclusion of Information About Seller
                          in Buyer Registration Statement...................30

8.    Conditions Precedent to the Obligations of the Parties................30
      8.1.     Conditions Precedent to the Obligation of Buyer..............30
      8.2.     FCC Consent..................................................31
      8.3.     Accuracy of Representations and Warranties...................31
      8.4.     Compliance with Agreement....................................31
      8.5.     No Obstructive Proceeding....................................31
               8.5.1.  No Litigation........................................31
               8.5.2.  No Governmental Intervention.........................31
               8.5.3.  No Order.............................................32
      8.6.     Adverse Change...............................................32
      8.7.     Consents   ..................................................32
      8.8.     Authorization................................................32
      8.9.     Officer's Certificate........................................33
      8.10.    HSRA Waiting Period..........................................33
      8.11.    Copies of Documents..........................................33
      8.12.    Satisfaction of Funded Debt; Removal of Encumbrances.........33
               8.12.1.......................................................33
               8.12.2.......................................................33
      8.13.    Delivery of Instruments of Conveyance and
               Transfer.....................................................33
      8.14.    Conditions to Obligations of Seller..........................33
               8.14.1.    FCC Consent.......................................33
               8.14.2.    Accuracy of Representations and
                          Warranties........................................34
               8.14.3.    Compliance with Agreement.........................34
               8.14.4.    Delivery of Instruments of Assumption.............34
               8.14.5.    No Obstructive Proceeding.........................34
               8.14.6.    No Order..........................................35
               8.14.7.    Proceedings.......................................35
               8.14.8.    HSRA Waiting Period...............................35
               8.14.9.    Authorizations....................................35
               8.14.10. Registration Rights Agreement.......................35

9.    Instruments of Conveyance and Transfer................................36
      9.1.     Instruments of Conveyance and Transfer of
               Personal Property............................................36
               9.1.1.     Assignments of Leases.............................36
               9.1.2.     Bills of Sale.....................................36
               9.1.3.     Assignments of Licenses...........................36
               9.1.4.     Assignments of Contracts..........................36
               9.1.5.     Other Documents...................................36

10.   Employees.............................................................37
      10.1.    Seller's Termination.........................................37
      10.2.    Buyer's Right to Hire; Prorations............................37
               10.2.1.    Right to Hire.....................................37
               10.2.2.    Cooperation.......................................37
               10.2.3.    Accrued Compensation..............................37
      10.3.    No Liability for Employee Plans..............................37

11.   Risk of Loss; Casualty or Condemnation................................37
      11.1.    Risk of Loss.................................................37
      11.2.    Casualty.....................................................37
               11.2.1.......................................................38
               11.2.2.......................................................38
      11.3.    Repair Parameters............................................38
      11.4.    Failure of Broadcast Transmission............................39

12.   Books and Records ....................................................39
      12.1.    Taxes........................................................39

13.   Possession and Control of the Station.................................39

14.   Brokers  .............................................................40

15.   Survival; Indemnification.............................................40
      15.1.    Survival.....................................................40
      15.2.    Seller's Indemnification -Breaches...........................40
      15.3.    Seller's Indemnification - Liabilities.......................40
      15.4.    Buyer's Indemnification......................................41
               15.4.1.    Breach............................................41
               15.4.2.    Liabilities.......................................41
      15.5.    Seller's Obligation..........................................42
      15.6.    Indemnification Claim........................................42
      15.7.    Notice of Claim..............................................42
      15.8.    Date of Notice of Claim......................................44
      15.9.    Waiver of Non-Compensatory Damages...........................44
      15.10.   Mitigation Obligation........................................44
      15.11.   Exclusive Remedy; Waiver and Release.........................44

16.   Hart-Scott-Rodino Filings.............................................45

17.   Termination...........................................................45
      17.1.    Buyer........................................................45
      17.2.    Seller.......................................................45
      17.3.    Mutual Consent...............................................45
      17.4.    By Seller Upon Breach........................................45
      17.5.    By Buyer Upon Breach.........................................45
      17.7.    Default Grace Period.........................................45

18.   Deposits .............................................................46
      18.1.    Initial......................................................46
               Seller's Election............................................46
      18.2.    Subsequent Deposit...........................................47

19.   Subsequent Deposit; Extension.........................................47
      19.1.    Deposit......................................................47
      19.2.    First Extension..............................................47
      19.3.    Second Extension.............................................47
               Recourse; Return of Deposit..................................47

20.   Miscellaneous.........................................................47
      20.1.    Costs, Expenses, Etc.........................................47
      20.2.    Further Assurances...........................................48
      20.3.    Notice of Proceedings........................................48
      20.4.    Bulk Sales Law...............................................48
      20.5.    Notices......................................................49
      20.6.    Headings and Entire Agreement; Amendment.....................50
      20.7.    Waiver.......................................................50
      20.8.    Binding Effect and Assignment................................50
      20.9.    Counterparts.................................................50
      20.10.   Exhibits, Schedules and Attachments..........................50
      20.11.   Rights Cumulative............................................51
      20.12.   Governing Law................................................51
      20.13.   Severability.................................................51
      20.14.   Third Party Rights...........................................51
      20.15.   Press Releases...............................................51
      20.16.   Specific Performance.........................................51
      20.17.   Non-Reliance.................................................51



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                                    SCHEDULES

Schedule 1(a)     Real Property and Lease Hold Interest

Schedule 1(b)     Equipment

Schedule 1(c)     Contracts

Schedule 1(d)     Station Licenses

Schedule 1(f)     Trademarks and Copyrights

Schedule 4.9.1    Litigation

Schedule 4.13     Employees and Compensation

Schedule 4.14     Cable Carriage

Schedule 4.15     Insurance

                                    EXHIBITS

Exhibit A         Form of Registration Rights Agreement


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                           PURCHASE AND SALE AGREEMENT

      This Purchase and Sale Agreement is made and entered into this __ day of April, 2000, by and between JOHNSON BROADCASTING OF DALLAS, INC., a Texas corporation, (hereinafter "Seller"), and HISPANIC TELEVISION NETWORK, INC., a Delaware corporation (hereinafter "Buyer").

                                   WITNESSETH:

      WHEREAS, Seller owns and operates pursuant to certain licenses, construction permits, authorizations and approvals from the Federal Communications Commission (the "FCC"), television station KLDT, Channel 55, Lake Dallas, Texas and its auxiliary facilities ("Station"), including all the Broadcasting Assets (as hereinafter defined);

      WHEREAS, Buyer desires to purchase all of the Broadcasting Assets from Seller and to obtain from Seller assignment of all the Station Licenses (as hereinafter defined), and Seller desires to sell all of the Broadcasting Assets and to assign to Buyer all the Station Licenses, all in accordance with the terms and conditions herein set forth; and

      NOW, THEREFORE, in consideration of the premises contained herein and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Definitions.

      As used herein, the following terms shall have the following meanings:

            1.1.     Defined Terms.

      "Accounts Receivable" means billed trade accounts receivable of Station as of midnight preceding the Closing Date for services rendered or products delivered or used on or prior to that time for the benefit of the Station and listed on a Schedule to be delivered by Seller to Buyer on the Closing Date.

      "Agreement" means this Purchase and Sale Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "Assumed Obligations" has the meaning set forth in Section 2.3.2 hereof.

      "Broadcasting Assets" means all real, personal and mixed assets, both tangible and intangible (including the business of the Station as a "going concern"), of every kind, nature and description of the Station or Seller, as set forth below, other than the Excluded Assets (as hereinafter defined):

            (a) all real property, leasehold interests, estates and improvements of every kind and description, together with all buildings, structures and improvements of every nature located thereon, owned or held and used by or useful to Seller in connection with the business and operations of the Station, as set forth in Schedule 1(a) hereto);

            (b) all broadcasting and other equipment, office furniture, fixtures, tapes, machinery, office materials and supplies, spare parts, tubes and other tangible personal property, as set forth in Schedule 1(b) hereto;

            (c) all Contracts (as herein defined), agreements and commitments relating to the business and operations of the Station; as set forth on Schedules 1(a) (Owned and Leased Real Property of the Station), 1(b) (Owned and Leased Tangible Personal Property of the Station) and 1(c) (Contracts of the Station) hereto (which Schedules shall also specify those contracts the assignment of which requires third-party consent), together with all contracts, agreements and commitments, that have been entered into between the date hereof and the Closing Date as expressly permitted by this Agreement;

            (d) (i) all the Station Licenses and (ii) any other permits, licenses and authorizations issued or granted by any Governmental Authority owned or held and used by or useful to Seller in connection with the business and operations of the Station as of the date hereof and any applications therefor, as set forth in Schedule 1(d) hereto, and any additions, renewals and extensions thereto between the date hereof and the Closing Date;

            (e)   the books and records of the Station;

            (f) all franchises, trademarks, patents, tradenames, service marks, promotional materials, slogans, intellectual property rights and interests, call letters, copyrights in literary property of any kind, know-how, jingles and privileges, if any, owned or held and used by or useful to the Seller in connection with the business and operations of the Station as of the date hereof, including, as set forth in Schedule 1(f) hereto;

            (g) all of Seller's goodwill in and going concern value of the Station;

            (h) all of the Seller's prepaid expenses, to the extent paid for by Buyer, useful by Buyer in the operation of the Station after the Closing Date; and

            (i)   All of Seller's Accounts Receivables.

      "Buyer" has the meaning set forth in the recitals hereto.

      "Buyer Common Stock" has the meaning set forth in Section 5.7 hereof.

      "Buyer Reports" has the meaning set forth in Section 5.7 hereof.

      "Closing" means the consummation of the purchase, assignment and sale of the Broadcasting Assets as contemplated hereby.

      "Closing Date" means a time and business date to be selected by Buyer, which date shall not be later than (i) two (2) calendar days after the FCC order(s) approving the Assignment Applications contemplated by this Agreement have become Final Order(s), unless waived by Buyer pursuant to Section 3.2 hereof, or (ii) September 30, 2000, unless extended pursuant to the provisions of Section 19 hereof.

      "Closing Place" means the offices of Smithwick & Belendiuk, P.C. 1990 M Street, NW, Suite 510, Washington, D.C. 20036 or such other place as the Buyer and Seller may agree.

      "Communications Act" means the Communications Act of 1934, as amended, and the rules, regulations and policies promulgated thereunder, as in effect from time to time.

      "Contracts" has the meaning set forth in Section 4.8 hereof.

      "Date of Notice of Claim" has the meaning set forth in Section 15.8 hereof.

      "Deposits" has the meaning set forth in Sections 18 and 19 hereof.

      "Employee Plan" means any employee benefit plan, as defined in section 3(3) of ERISA (including, without limitation, defined benefit pension plans, defined contribution pension plans, and medical and other welfare plans), and any retirement, deferred compensation, medical, dental, cafeteria, stock purchase, stock option, savings, severance, bonus, incentive, vacation, or other benefit plan, agreement, program, or arrangement, whether or not subject to ERISA, whether maintained for current employees, former employees, or retirees, and whether currently in effect or terminated or frozen.

      "Encumbrances" means any option, pledge, security interest, lien, charge, mortgage, claim, debt, liability, obligation, encumbrance or restriction (whether on voting, sale, transfer or disposition), whether imposed by agreement, understanding, law, rule or regulation.

      "Environment" means flora, fauna, soil, surface water, groundwater, drinking water, subsurface strata, or ambient air.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, as in effect from time to time.

      "Estimated Purchase Price" has the meaning set forth in Section 2.2.4 hereof.

      "Exchange Act" has the meaning set forth in Section 5.7 hereof.

      "Excluded Assets " means cash, cash equivalents, deposits under any contracts that are not assumed contracts, Seller's tax returns on any business records which might reasonably be required by Seller in preparation of its tax returns, provided that Buyer shall be provided copies thereof or given reasonable access thereto, any and all rights to tax refunds and credits, any other assets specifically excluded from the Broadcasting Assets by the provisions of this Agreement.

      "FCC" has the meaning set forth in the recitals hereto.

      "FCC Applications" has the meaning set forth in Section 3.1 hereto.

      "Final Order" means an order of the FCC granting its consent to the applications referred to in Section 3.1 below, which order has become final. For purposes of this Agreement, "final" shall mean action by the FCC: (a) which has not been vacated, reversed, stayed, set aside, annulled or suspended; (b) with respect to which no timely appeal, request for stay, or petition for rehearing, reconsideration or review by any Person or Governmental Authority or by the FCC on its motion, is pending; and (c) as to which the time for filing any such appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion, has expired.

      "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of determination, and which are consistently applied.

      "Governmental Authority" means any court or federal, state, municipal or other governmental or quasi-governmental authority, department, commission, board, agency or instrumentality, or any employee or agent thereof.

      "Hazardous Substance" means substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation of any applicable environmental law intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

      "HSRA" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, as in effect from time to time.

      "Indemnified Party" has the meaning set forth in Section 15.6 hereof.

      "Indemnifying Party" has the meaning set forth in Section 15.6 hereof.

      "Initial Deposit" has the meaning set forth in Section 18.1 hereof.

      "Knowledge" means actual knowledge after reasonable investigation including due inquiry.

      "Liabilities" means all obligations, indebtedness, commitments, and other items constituting "liabilities" under GAAP, whether direct or indirect, absolute, accrued, contingent, or otherwise, or due or to become due, asserted or unasserted, matured or unmatured, including without limitation trade accounts payable, accrued liabilities for payroll and related expenses, film contract rights, obligations for borrowed money or for the deferred purchase price of property or services, obligations secured by any Encumbrance on or with respect to any property or assets owned by a Person or acquired by a Person subject thereto (whether or not the obligation secured thereby shall have been assumed), obligations under direct or indirect guarantees, and other obligations (contingent or otherwise) to purchase, to provide funds for payment or otherwise acquire property or to assure a creditor against loss, obligations to reimburse the issuer with respect to letters of credit, liabilities in respect of unfunded accrued vested benefits under any Employee Plan, capitalized lease obligations and any other known or unknown obligations or liabilities.

      "Notice of Claim" has the meaning set forth in Section 15.6 hereof.

      "Permitted Encumbrances" means Encumbrances expressly identified as Permitted Encumbrances herein.

      "Person" shall mean any natural person, corporation, partnership, limited liability company, firm, joint venture, joint-stock company, trust, association, unincorporated entity of any kind, trust, governmental or regulatory body or other entity.

      "Pre-Closing Incurred Obligations" has the meaning set forth in Section 2.2.3(a) hereof.

      "Pre-Closing Paid Obligations" has the meaning set forth in Section 2.2.3(a) hereof.

      "Prorated Obligations" has the meaning set forth in Section 2.2.3(a) hereof.

      "Proration Statement" has the meaning set forth in Section 2.2.3(a) hereof.

      "Purchase Price" has the meaning set forth in Section 2.2.1 hereof.

      "Repair Cost" has the meaning set forth in Section 11.2.1 hereof.

      "Retained Liabilities" means all Liabilities and other obligations of the Seller which are not Assumed Obligations, including but not limited to: (i) any intercompany or intracompany debt obligations; (ii) federal, state, local and other Taxes; (iii) amounts payable for business (including casualty, liability, business interruption and the like) or group insurance premiums; (iv) Liabilities or other obligations under any Employee Plan, collective bargaining agreement or other plan of the Seller; (v) any funded indebtedness or other obligations or Liability relating to borrowed money; (vi) trade or other accounts payable, accrued payroll, and employee sales commissions; (vii) credit balances for deferred income Taxes; (viii) any claims or pending litigation or proceeding relating to the business of operation of the Station; and (ix) any Liability or other obligation which is otherwise specifically retained by the Seller.

      "SEC" has the meaning set forth in Section 5.8 hereof.

      "Securities Act" has the meaning set forth in Section 5.7 hereof.

      "Seller" has the meaning set forth in the recitals hereto.

      "the Station" has the meaning set forth in the recitals hereto.

      "the Station Licenses" means all licenses, permits and authorizations issued or granted by the FCC for the ownership and operation of the Station and all applications therefor, all of which are listed in Exhibit 1(d) hereto, together with any renewals, extensions or modifications thereof and additions thereto between the date hereof and the Closing Date.

      "Tax" or "Taxes" means all federal, state, local, foreign and other taxes, franchise, including income, estimated income, gross receipts, employment, license, payroll, excise, stamp, social security, unemployment, real property, personal property, sales, use, transfer and withholding taxes, including interest, penalties and additions in connection therewith, whether disputed or not.

            1.2. Accounting Terms. All terms of an accounting nature not specifically defined herein shall have the respective meanings given to them under GAAP.

            1.3. Other Definition Provisions. The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.

      2.    Purchase  of  Broadcasting  Assets,  Purchase  Price and Method of
Payment.

            2.1. Purchase of Broadcasting Assets, Purchase Price and Method of Payment. In accordance with the terms and upon satisfaction of the conditions contained in this Agreement, at the Closing: (a) Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller the Broadcasting Assets; (b) Seller shall assign and deliver to Buyer, and Buyer shall accept assignment from Seller the Station Licenses; and (c) Seller shall transfer and deliver to Buyer, and Buyer shall assume, the Assumed Obligations (as hereinafter defined).

            2.2.     Consideration; Proration; Allocation of Purchase Price.

                     2.2.1. Purchase Price. The Purchase Price for the Broadcasting Assets, as adjusted pursuant to Sections 2.2.2 and 2.2.3 below, shall be Thirty-five Million Dollars ($35,000,000).

                     2.2.2.   Prorations.   The   Purchase   Price   shall  be
increased or decreased as required to effectuate the proration of expenses. All expenses arising from the operations of the Station and incurred by the Station, including tower rental, business and license fees, utility charges, real and personal property taxes and assessments levied against the Broadcasting Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Broadcasting Assets under this Agreement), employee compensation (including wages and salaries, accrued sick leave, severance pay, and earned vacation time) and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall be responsible for all expenses, costs and liabilities allocable to the operations of the Station for the period on or prior to and including the Closing Date, and Buyer shall be responsible for all expenses, costs and obligations allocable to the operations of the Station for the period after the Closing Date as determined in accordance with Section 2.2.3 below, subject to the following:

      There shall be no adjustment for, and Seller shall remain solely liable with respect to, Liabilities and obligations not being assumed by Buyer in accordance with Section 2.3.

      Payments due under film or programming license agreements for the month in which the Closing occurs shall be prorated based on the number of days in such month on or before and including the Closing Date and the number of days in such month after the Closing Date.

                     2.2.3. Manner of Determining Prorations. The Purchase Price, taking into account the adjustments and prorations outlined in Section 2.2.2, shall be determined in accordance with the following procedures:

                        (a) Prorated Obligations. Seller shall, no later than five (5) business days prior to the Closing Date, prepare a document (the "Proration Statement"), a copy of the form of which is attached as Exhibit A, listing by item, (i) all of the expenses, costs, obligations and other Liabilities of the Station of the type identified in Section 2.2.2 that are attributable solely to the operations of the Station, either in whole or in part, during the period after the Closing Date ("Prorated Obligations") but either payable in advance prior to the Closing Date or in arrears after the Closing Date. For each Prorated Obligation, there shall be listed (i) the estimated aggregate amount thereof remaining to be paid after the Closing Date,
(ii) the amount of such Prorated Obligation incurred by the Seller or attributable to operations of the Station, on or prior to Closing Date ("Pre-Closing Incurred Obligations") and (iii) the actual amount paid by Seller with respect to such Prorated Obligation on or prior to Closing Date ("Pre-Closing Paid Obligations").

                        (b) Closing Adjustment. The Purchase Price paid to the Seller shall be adjusted on an estimated basis at Closing (with a final adjustment to be completed in accordance with Section 2.2.3(c) below): (i) upward dollar-for-dollar by the amount, if any, by which Pre-Closing Paid Obligations exceed Pre-Closing Incurred Obligations; or (ii) downward dollar-for-dollar by the amount, if any, by which, Pre-Closing Incurred Obligations exceed Pre-Closing Paid Obligations.

                          (c) Post-Closing Adjustment.

                              (i)   As   promptly   as   possible   after  the
      Closing, but in any event not later than thirty (30) days after the Closing Date, Buyer shall deliver to Seller a statement setting forth Buyer's determination of the Purchase Price and the calculation thereof pursuant to Section 2.2.3(b). Buyer's statement shall contain all information reasonably necessary to determine the adjustments to the Purchase Price under Section 2.2.3(b), and such other information as may be reasonably requested by Seller. If Seller disputes the amount of the Purchase Price determined by Buyer, Seller shall deliver to Buyer within thirty (30) days after its receipt of Buyer's statement a statement setting forth Seller's determination of the amount of the Purchase Price.

                              (ii) Buyer and Seller shall use good faith efforts to resolve any dispute involving the determination of the Purchase Price. If the parties are unable to resolve the dispute within thirty (30) Buyer and Seller shall jointly designate an independent public accounting firm of national stature that has not been employed by any party hereto for the two years preceding the date of such designation, who shall be knowledgeable and experienced in the operation of television broadcasting stations, to resolve the dispute. The accounting firm's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of this firm shall be split equally between Buyer and Seller.

                     2.2.4. Payment of Purchase Price. The Purchase Price shall be paid by Buyer to Seller as follows:

                              (a)   Payment of  Estimated  Purchase  Price and
at Closing. The Purchase Price, adjusted by the estimated Closing adjustments pursuant to Section 2.2.3(b), is referred to as the "Estimated Purchase Price." The Estimated Purchase Price shall be paid to Seller at Closing (i) Thirty-Five Million Dollars ($35,000,000), by wire transfer, in immediately available funds, less (ii) the aggregate of all Deposits theretofore made by Buyer to Seller.

                              (b)   Payments    to    Reflect     Post-Closing
Adjustments.

                                    (i)   If the  Purchase  Price  as  finally
      determined pursuant to Section 2.2.3(c) exceeds the Estimated Purchase Price, Buyer shall pay to Seller in immediately available funds within five business days after the date on which the Purchase Price is determined the difference between the Purchase Price and the Estimated Purchase Price.

                                    (ii)  If the  Purchase  Price  as  finally
      determined pursuant to Section 2.2.3(c) is less than the Estimated Purchase Price, Seller shall pay to Buyer, in immediately available funds within five business days after the date on which the Purchase Price is determined the difference between the Purchase Price and the Estimated Purchase Price.

                     2.2.5. Allocation of Purchase Price. Buyer and Seller agree that for the purpose of allocating the Purchase Price among the Broadcasting Assets, the fair market value of the Broadcasting Assets shall be used. Buyer and Seller shall determine the allocation of the Purchase Price prior to the Closing Date, by mutual agreement, and shall report the allocations consistently, to the extent permitted by law to the Internal Revenue Service on a timely basis; provided, that determination of the allocation of the Purchase Price shall not be a condition to closing of this Agreement. If the Buyer and Seller cannot agree on an allocation of the Purchase Price among the Broadcasting Assets they shall cause an appraisal (the "Appraisal") of the Broadcasting Assets to be performed and completed by a firm of Seller's choosing subject to Buyer's reasonable consent and at the expense of the Buyer, no later than twenty (20) days prior to the Closing Date. Buyer and Seller hereby agree that they will allocate the Purchase Price among the Broadcasting Assets in a manner that is consistent with the Appraisal.

            2.3.     Assumption of Obligations.

                     2.3.1. Limitation on Assumption of Obligations. Except as set forth in Section 2.3.2 below, Buyer expressly does not, and shall not, assume or be deemed to have assumed under this Agreement or by reason of any transactions contemplated hereunder any Liabilities or obligations of Seller of any nature whatsoever.

                     2.3.2. Assumed Obligations Relating to the Station. Subject to the provisions of Section 2.3.3 below, at the Closing, Buyer shall assume and timely pay or perform the following obligations (collectively, the "Assumed Obligations"): (a) the obligations of the Seller arising subsequent to, and relating solely to, the operations of the Station after the Closing Date, under,
(i) all Contracts, agreements, commitments and leases of the Seller included in the Broadcasting Assets and set forth on Schedules 1(a), 1(b) and 1(c) in effect as of the date hereof, and (ii) all Contracts, agreements, commitments, leases and amendments, renewals and other modifications thereof that are entered into by Seller in connection with the Station between the date hereof and the Closing Date as expressly permitted by and subject to the terms of this Agreement; and
(b) any other Prorated Obligations. It is understood and agreed that, Assumed Obligations shall not include trade or other accounts payable which are not Prorated Obligations, accrued payroll, payroll taxes, unemployment taxes, obligations relating to any funded or other indebtedness or under Employee Plans, collective bargaining agreements, or any other Retained Liabilities.

                     2.3.3. Substitution Where Not Transferable. If Seller shall be unable, on or prior to the Closing, to obtain a consent necessary for the assignment of Seller's title to, interest in and rights under any Contract to be assigned hereunder, then Seller and Buyer will cooperate to enter into a reasonable arrangement designed to enable Seller to perform its obligations thereunder, and to provide for the assumption by Buyer of the benefits, risks and burdens of, any such Contract, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against the other party thereto arising out of the future cancellation thereof after the Closing Date by such other party; provided that, Buyer shall not be required to enter into, or to accept as a substitute for performance by the Seller hereunder, any arrangement which would impose any additional cost, expense or Liability on Buyer, or would deprive Buyer of any benefits or profits contemplated under such Contract. As and when after the Closing Date, title to, interest in and rights under any such Contract become transferable, the assignment to Buyer by Seller of any title to, interest in and rights under such Contract shall be deemed effective at the time such consent or approval is effective, without any further action by Buyer or the Seller.

      3.    FCC Consent.

            3.1. Application and Request. Upon the execution of this Agreement, Buyer and Seller shall proceed as expeditiously as practicable to file with the FCC complete and accurate applications requesting the consent of the FCC to the assignment of the Station Licenses from Seller to Buyer (the "FCC Applications"). Buyer and Seller shall each pay one half of all FCC filing fees in connection with the FCC Applications. Buyer and Seller shall, with respect to the Station, diligently take, or cooperate in the taking of, all necessary, desirable and proper actions, provide any additional information reasonably required or requested by the FCC, and otherwise use commercially reasonable efforts to obtain promptly the requested approval of the FCC Applications by the FCC. Buyer and Seller shall oppose any petitions to deny or other objections filed with respect to the FCC Applications; provided, however, that neither Buyer nor the Seller shall have any obligation to participate in an evidentiary hearing on the FCC Applications. Buyer and Seller shall appeal or otherwise seek review of any action of the FCC denying the FCC Applications, by filing an appropriate request for appeal or review with the FCC or a court of competent jurisdiction, as the case may be.

            3.2. Final Order. The consummation of the transactions contemplated by this Agreement is conditioned upon: (a) the issuance by the FCC (including, for purposes hereof, the FCC staff acting under delegated authority) of an order approving the FCC Applications and consenting to the assignment of the Station Licenses from Seller to Buyer and compliance by the parties hereto with the conditions imposed in said order (provided that neither Buyer nor Seller shall be required to accept or comply with any condition which would be unreasonably burdensome or which would have a materially adverse affect upon it); and (b) said order having become a Final Order; provided, however, that Buyer may waive the condition that said order become a Final Order. If either Seller or Buyer are required by the FCC to participate in an evidentiary hearing on the assignment application, such party, at its option, by written notice of termination to the other parties, may terminate this Agreement without liability on the part of such party other than liability for indemnification pursuant to
Section 15 hereof; provided, however, that the terminating party may not so terminate this Agreement if it is in material default under any provision of this Agreement, or if the conditions described in this Section 3.2 have been met prior to the delivery of written notice of termination.

      4. Representations and Warranties of Seller. Seller represents, warrants and covenants to Buyer that, as of the date hereof:

            4.1. Organization and Standing. Seller: (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas; (b) has full corporate power and authority to own, lease and use its properties and to conduct its business and operations as now being conducted and proposed to be conducted under existing agreements and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby; (c) is duly qualified to do business in every jurisdiction in which the nature of the business conducted by the Station requires such qualification, except where the failure to so qualify would not materially adversely affect the Station, or the Broadcasting Assets.

            4.2. Authorization and Binding Obligations. The execution, delivery and performance by Seller of this Agreement and the agreements, exhibits and other documents to be executed and delivered by Seller pursuant hereto or in connection herewith have been duly and validly authorized and, upon execution thereof, will be duly executed and delivered by Seller, and constitute valid and binding agreements of Seller enforceable in accordance with its terms, except as such enforceability may be limited by (i) court orders, or (ii) bankruptcy, insolvency, moratorium, court orders or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. The individual signing on behalf of Seller has the legal power, authority and capacity to bind Seller.

            4.3. No Contravention. The execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by the Seller do not and will not, after the giving of notice, or the lapse of time, or otherwise: (i) conflict with or violate any provisions of the Articles of Incorporation or bylaws of Seller; (ii) result in the material breach of any of the terms of, constitute a material default under, result in, or constitute grounds for, the termination or alteration of any agreement, or other instrument to which Seller is a party or by which the property of Seller is bound or affected; (iii) violate, result in the breach of, or conflict with, any laws, regulations, orders, writs, ordinances, injunctions, decrees, rules, or judgments applicable to the Seller. Other than receipt of a Final Order, compliance with the HSRA and receipt of consents from third parties to Contracts identified on Schedule 4.3 as requiring a third party consent, to the best of Seller's knowledge, no consent, waiver, authorization, or approval from, or filing of any notice or report with, any governmental authority or other person is necessary in connection with the execution, delivery or performance by the Seller of this Agreement or any of the documents or transactions contemplated hereby (with or without the giving of notice, the lapse of time or both).

            4.4.     Title to Assets.

                     4.4.1. Real Property. Schedule 1(a) sets forth and accurately describes: (i) all real estate owned and leased by the Seller which relates to or is used in the operations of the Station; and (ii) the nature of the right, title or interest Seller has in such real estate.

                     4.4.2.   Personal   Property.   Seller   has   good   and
marketable title to all the tangible personal property included in the Broadcasting Assets, in each case free and clear of all Encumbrances, except for and subject only to: (i) liens for taxes not yet due or payable; and (ii) the leases set forth in Schedule 1(c)

                     4.4.3.   Assets  Sufficient.   The  Broadcasting   Assets
include all assets that are used in, and/or necessary to conduct the business and operations of the Station as presently conducted and as contemplated to be conducted on the Closing Date. The Broadcasting Assets are in good operating condition and repair, ordinary wear and tear excepted, are suitable for the uses and purposes for which they are being used or intended, and are in material compliance with all applicable federal, state and local laws, ordinances, and regulations.

            4.5.     Licenses and Authorizations.

                     4.5.1. Licenses. Schedule 1(d) hereto contains a true and complete list of all the Station Licenses and all other licenses, permits and authorizations required to carry on the operation of the business conducted by the Station. Seller is the authorized and legal holder of all of the foregoing.

                     4.5.2. Authorizations. The Station Licenses are in full force and effect, and have been complied with in all material respects. No investigation, notice of investigation, violation, order, complaint, action or other proceeding is pending or, to the knowledge of the Seller, threatened before the FCC or any other Governmental Authority to revoke, refuse to renew or modify such FCC licenses or which could in any manner threaten or adversely affect the Station Licenses or the Station's operations as presently conducted. No event has occurred that permits, or after notice or lapse of time would permit, the revocation or termination of the Station Licenses or the imposition of any restriction thereon of such a nature as may materially limit the business or operations of the Station as now conducted. Seller has no reason to believe that the Station Licenses will not be renewed in the ordinary course.

            4.6. Contracts. Schedules 1(a), 1(b), and 1(c) hereto, contain a true and complete list of all contracts, leases, national and local advertising representation agreements, and other agreements and commitments of every nature as of the date hereof, written or otherwise, constituting part of the Broadcasting Assets or the Assumed Obligations or otherwise relating to Seller (collectively the "Contracts"). Seller is not now, or shall be as of the Closing, in default under any of the Contracts, and no event, occurrence or condition exists which with the giving of notice, lapse of time, or both, or the happening of any further event or condition, would become a default thereunder. Seller has not released or waived (by action or inaction) any of its rights under any of the Contracts. All such Contracts, are in full force and effect and valid and binding and enforceable against the parties thereto in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally. True and complete copies of all Contracts and all amendments and modifications thereto have been delivered or made available to Buyer. Except for the need to obtain the consents, Seller has full legal power and authority to assign its rights under the Contracts included in the Broadcasting Assets to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability or continuation of any of the Contracts included in the Broadcasting Assets.

            4.7. Financial Statements. The unaudited financial statements of Seller (collectively, the "Financial Statements") as of and for the fiscal years ended December 31, 1997, 1998, and 1999 will be delivered to Buyer prior to April 30, 2000. The Financial Statements were prepared in accordance with GAAP using the Seller's accounting methods for revenue recognition, recording film contract rights assets and liabilities, and program amortization and were prepared from the books and records of Seller, consistent with past practice. The Financial Statements are to the best of Seller's knowledge true and correct in all material respects and fairly and accurately present the financial condition and results of Seller as of the dates and for the periods indicated.

            4.8. Franchises, Trademarks and Trade Names. All franchises, trademarks, patents, tradenames, intellectual property rights and interests, service marks, know-how, call letters, telephone numbers, copyrights in literary property of any kind, jingles and privileges held by Seller with respect to the Station are set forth on Schedule 1(f) hereto (including a description thereof), are owned by Seller or licensed for its use and are valid and in full force and effect. To the knowledge of Seller, the ownership and operation of Station and the other assets utilized in connection with its other businesses and operations, as presently owned and operated, do not infringe upon or conflict in any respect with any franchise, patent, trademark, tradename, rights or interests of any other intellectual property rights or interests of any other person and no other person is infringing upon any such rights of Seller.

            4.9.     Litigation; Violations.

                     4.9.1.   Litigation.     Except    for     administrative
rulemaking or other proceedings of general applicability to the broadcast industry and except as set forth in Schedule 4.9.1: (a) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, litigation, action, arbitration, proceeding or investigation of any nature pending or, to the best of Seller's knowledge, threatened against or relating to the Seller, the Station, the Broadcasting Assets or the transactions contemplated hereby or affecting the same; and (b) no writ, injunction, judgment, award, order or decree has been rendered or is pending against or, to the best of the Seller's knowledge, affecting the Seller, the Station, the Broadcasting Assets or the transactions contemplated hereby.

                     4.9.2. Violations. Seller has not received written notice of, and to the best of Seller's knowledge, Seller has not violated and is not in, default under any order, law, rule, regulation, ordinance, policy, judgment, writ or decree of the FCC or any court or other Governmental Authority in any respect which might adversely affect the business, operations, prospects or condition, financial or otherwise, of Seller, the Station, any of the Station Licenses or the Broadcasting Assets.

            4.10. Complaints. There is not any FCC investigation, notice of violation, notice of apparent liability or order of forfeiture pending or outstanding against the Station respecting any violation, or allegation thereof, of any provision of the Communications Act or, to the best of Seller's knowledge, any complaint before the FCC as a result of which an investigation, notice of violation, notice of apparent liability or order of forfeiture may issue from the FCC relating to the Station. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the Station Licenses, or the imposition of any restriction thereon.

            4.11. Reports. To the best of Seller's knowledge, all returns, notices, reports, statements or other filings currently required to be filed by the Seller with the FCC or any other federal, state, or local Governmental Authority have been filed and complied with and shall continue to be filed and be in compliance on a current basis until the Closing Date. All such reports, returns, and statements are complete and accurate to the best of Seller's knowledge.

            4.12. Environmental Matters. (i) Seller has not, in connection with its business or assets, generated, used, transported, treated, stored, released or disposed of, or to its knowledge, has suffered or permitted anyone else to generate, use transport, treat, store, release or dispose of any Hazardous Substance (as defined below) in violation of any applicable environmental law;
(ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of Seller's business which has created or might reasonably be expected to create any material liability under any applicable environmental law or which would require reporting to or notification of any governmental entity; (iii) to the knowledge of Seller no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility used in connection with its business; and (iv) any Hazardous Substance handled or dealt with in any way in connection with Seller's business has been and is being handled or dealt with in all material respects in compliance with all applicable environmental laws.

            4.13. Employees and Compensation. Schedule 4. 13 contains a true, correct and complete list of all employees of the Seller currently engaged in the business and operations of the Station and a description of all compensation arrangements affecting them.

            4.14. Cable Carriage. Except as set forth in Schedule 4. 14 the signal of Station KLDT is being carried on all cable television systems located within the Dallas, Texas DMA (Designated Market Area) which are required to carry the Station in accordance with the FCC must carry rules.

            4.15. Insurance. Schedule 4. 15 is a true and complete list as of the date of this Agreement of all insurance policies of Seller that insure any part of the Broadcasting Assets or the business or operation of the Station. All policies of insurance listed in Schedule 4.15 are in full force and effect and no notice of cancellation has been received with respect to any such policy.

            4.16. Access to Information; Investment Experience. Seller has received or has had full access to all the information it considers necessary or appropriate to make an informed decision with respect to the Buyer Common Stock to be acquired by Seller pursuant to this Agreement. Seller has had an opportunity to ask questions and receive answers from Buyer regarding the Buyer Common Stock. Seller understands that the purchase of the Buyer Common Stock involves substantial risk. Seller (a) has experience as an investor in securities of companies similar to the Buyer and acknowledges that Seller is able to fend for itself, can bear the economic risk of acquisition and ownership of the Buyer Common Stock and has such knowledge and experience in financial or business matters such that Seller is capable of evaluating the merits and risks of acquisition of the Buyer Common Stock and protecting its own interests in connection with such acquisition.

      5.    Representations   and  Warranties  of  Buyer.   Buyer  represents,
warrants and covenants to Seller that:

            5.1. Organization and Standing. Buyer: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has full corporate power and authority to own its properties and to transact the business in which it is currently engaged and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby; and (c) is duly qualified to do business and in good standing as a foreign corporation in every jurisdiction in which the nature of the business to be conducted by it requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or business of the Buyer.

            5.2. Authorization and Binding Obligations. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the other agreements, exhibits and other documents to be executed and delivered by Buyer pursuant hereto have been duly and validly authorized and, upon execution thereof, will be duly executed and delivered by Buyer and constitute valid and binding agreements of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, court orders, or other laws relating to or affecting creditors' rights generally, and the exercise of judicial discretion in accordance with general equitable principles.

            5.3. No Contravention. The execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Buyer do not and will not, after the giving of notice, or the lapse of time, or otherwise: (a) conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of Buyer; (b) result in the breach of, conflict with, or constitute a default under, the provisions of any agreement or other instrument to which Buyer is a party or by which the property of Buyer is bound or affected; or (c) violate or conflict with any laws, regulations, orders, writs, decrees, injunctions or judgments applicable to Buyer. Other than receipt of a Final Order and compliance with the HSRA, and other than filings under applicable federal and state securities laws and with The Nasdaq Stock Market, to the best of Buyer's knowledge no consent, waiver, authorization or approval from, or filing of any notice or report with, any governmental authority or other person is necessary in connection with the execution, delivery or performance by the Buyer of this Agreement or any of the documents or transactions contemplated hereby (with or without the giving of notice, the lapse of time or both).

            5.4. Litigation. As of the date hereof, except for administrative rulemaking or other proceedings of general applicability to the broadcast industry, there is no civil, criminal or administrative action, suit, demand, claim, litigation, action, proceeding or investigation of any nature pending or, to the best of Buyer's knowledge, threatened against or affecting Buyer that would adversely affect its ability to consummate the transactions contemplated in this Agreement. As of the date hereof, except as disclosed in the Buyer Reports, there are no actions, suits, investigations or proceedings pending or, to the knowledge of Buyer, threatened against Buyer that, if adversely determined, could result in any claims against or obligations or liabilities of Buyer, except for such obligations and liabilities as, in the aggregate, would not have a material adverse effect on the financial condition, properties, business or results of operations of Buyer.

            5.5. Qualifications as a Broadcast Licensee. Buyer knows of no fact that would as of the Closing Date, disqualify Buyer as owner, operator and licensee of the Station.

            5.6. Capitalization of Buyer; Buyer's Common Stock. The authorized capital stock of Buyer consists of 200,000,000 shares of common stock, $.01 per share (the"Buyer Common Stock"), and 10,000,000 shares of preferred stock, par value $1.00 per share. As of December 31, 1999, there were 78,101,596 shares of Buyer Common Stock issued and outstanding Stock held in treasury and 43,427 shares of Buyer's preferred stock had been issued. All of the outstanding shares of Buyer Common Stock have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws, and no holder thereof is entitled to preemptive or similar rights. As of the date hereof, there are outstanding options to purchase 9,000,000 shares of Buyer Common Stock. The Buyer Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and since December 31, 1997 Buyer has filed all reports required to filed by the Exchange Act. The Buyer Common Stock is authorized for trading in the Over the Counter Bulletin Board of The Nasdaq Stock Market. The Buyer has made application for inclusion of the Buyer Common Stock in The Nasdaq Stock Market National Market System. The offer and sale of the shares of Buyer Common Stock to Seller pursuant to this agreement is not required to be registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities law. The shares of Buyer Common Stock to be delivered to the Seller pursuant to this Agreement have been duly authorized and will be, upon delivery to Seller, validly issued, fully paid and nonassessable and authorized for trading on The Nasdaq Stock Market National Market System.

            5.7. Buyer Reports and Financial Statements. Buyer has delivered to Seller true and correct copies of (i) Buyer's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1999 and 1998, and all amendments thereto,
(ii) each registration statement, Current Report on Form 8-KSB, proxy statement or information statement filed or issued by it since December 31, 1997, and all amendments thereto, and (iii) each Quarterly Report on Form 10-QSB for each of the quarterly periods during the two years ended December 31, 1999, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC ") (collectively, the "Buyer Reports"). Each Buyer Report was prepared and filed in accordance with all applicable rules and regulations of the SEC and at the time of its filing was otherwise in compliance with such rules and regulations in all material respects. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, except as the same was corrected or superseded in a subsequent report or statement filed with the SEC prior to the date hereof, which subsequent report or statement has been delivered to Seller. Each of the consolidated balance sheets included in the Buyer Reports (including the related notes and schedules) presents fairly the consolidated financial position of Buyer as of its date and each of the consolidated statements of operations and cash flows included in the Buyer Reports (including any related notes and schedules) presents fairly the results of operations and cash flows of Buyer for the periods set forth therein (subject, in the case of unaudited statements, to the omission of certain notes not ordinarily accompanying unaudited financial statements, and to normal year-end audit adjustments which were not material to Buyer in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            5.8. Absence of Certain Changes. Except as disclosed in the Buyer Reports, since December 31, 1999 (i) Buyer has conducted its business only in the ordinary and usual course and (ii) Buyer has not undergone or suffered any change in its financial condition, properties, business or results of operations that has been, individually or in the aggregate, materially adverse to Buyer.

            5.9. Financial Qualifications. Buyer will have available on the Closing Date funds sufficient to consummate the transactions contemplated hereby.

      6.    Access and Information.

            6.1. By Seller to Buyer. Seller shall give Buyer and its counsel, accountants, investment bankers, potential lenders and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date, to all of the Station's and such Seller's (to the extent relevant to the transactions contemplated hereby) books, records (including all employee files), agreements, reports, and other documents and all of the Broadcasting Assets to be acquired hereunder and shall furnish Buyer, its counsel, accountants, engineers, investment bankers, potential lenders and other authorized representatives during such period with all information concerning the affairs of such Seller and the Station as they may reasonably request in order to enable Buyer to make such examinations and investigations thereof as it shall deem necessary, and Seller will make appropriate officers, employees, attorneys, agents and accountants available to discuss with Buyer and its representatives such aspects of the business and operations of the Station and Seller as Buyer may reasonably require.

      7.    Conduct of Business to Closing.

            7.1. By Seller. Seller covenants and agrees with Buyer that, from the date hereof through the Closing Date:

                     7.1.1.      Conduct   of   Business.   Subject   to   the
provisions of this Agreement, from the date hereof through the Closing Date, Seller shall maintain its corporate existence in good standing; conduct the business and operations of the Station in the normal and ordinary course of business in substantially the same manner as heretofore conducted and in compliance with all material obligations and duties imposed by all laws, rules and regulations applicable to Seller, its business and the Broadcasting Assets; maintain all its books and records, including all financial statements, in accordance with the accounting principles and practices consistent with those used in the Financial Statements; and shall use all commercially reasonable efforts to preserve and promote such business and to avoid any act which might have a material adverse effect upon Seller or upon the Broadcasting Assets.

                     7.1.2. Organization, Etc. Consistent with normal business practices, Seller shall use its best efforts to: (a) maintain the present quality of the operations of the Station; (b) preserve the value of the Station as a going concern; and (c) preserve intact the business organization of the Station.

                     7.1.3.      Insurance.   Seller   shall   cause   to   be
maintained in effect until the Closing adequate property damage, Liability and other insurance with respect to the Broadcasting Assets and the Station, the list of the policies governing which are set forth on Schedule 4.15.

                     7.1.4. Transfer of Broadcasting Assets. The Seller shall not sell, assign, lease or otherwise transfer or dispose of any of the Broadcasting Assets, except where such disposition is in the ordinary course of business and the assets involved are either: (a) no longer used or useful; or
(b) replaced with a substantially equivalent asset of substantially equivalent kind, condition and value.

                     7.1.5. Encumbrances. The Seller, other than in the ordinary course of business shall not create, assume or permit to exist any Encumbrance affecting any of the Broadcasting Assets (or their replacements) other than those expressly permitted by this Agreement.

                     7.1.6. Litigation. Seller shall notify Buyer: (a) of any litigation pending or, to its knowledge, threatened against or affecting the Station or the Seller or which challenges or seeks any damages or other payments in connection with the transactions contemplated hereby; and (b) of any material damage to or destruction of the Broadcasting Assets or the business or prospects of the Station.

                     7.1.7.      Agreements.    Seller   shall   perform   all
obligations (including, without limitation, all payment obligations) required to be performed by it under all Contracts, and shall not amend or terminate the same (or waive any material right thereunder) or enter into any new agreements or arrangements, which might be binding on or affect Buyer.

                     7.1.8. Consents and Approvals. Seller will, prior to the Closing Date, use its best efforts to obtain or cause to be obtained: (a) consents to the assignment to Buyer of all Contracts (without any change in the terms and conditions of any such Contracts that could have a material adverse affect on Buyer or the operations of the Station) which require the consent of any Person by reason of the transactions provided for or contemplated in this Agreement; and (b) any other consents, approvals, waivers, authorizations (without any conditions attached that could have an adverse affect on Buyer or the operations of the Station). Each party shall cooperate with the other to obtain any such consents or approvals.

                     7.1.9. Licenses. The Seller shall not, by any act or omission to act within its reasonable knowledge and power, surrender, modify, adversely affect or forfeit any of the Station Licenses or cause the FCC to institute any proceedings for the cancellation, non-renewal or modification of any of the Station Licenses.

                     7.1.10. Offers to Purchase. Neither Seller, nor any of its officers, directors, employees, agents or representatives shall, either directly or indirectly, entertain or conduct discussions or negotiations with any person with respect to any offer or proposal for the purchase or sale of any portion of the assets or any interests of Seller or the Station, or with respect to any financing, merger, acquisition, combination, consolidation or similar transaction involving Seller the Station or any significant assets or business of any of them, or enter into any agreement or transaction relating to any of the foregoing.

                     7.1.11.     No    Breach    of    Representations     and
Warranties. The Seller shall not take any action or pursue any other course of conduct, or fail to take any action, that would cause any of the representations and warranties made by the Seller in this Agreement (or any document delivered in connection herewith) to be untrue, incorrect or inaccurate in any material respect.

                     7.1.12. Compliance with Laws. Seller shall comply with all laws, rules and regulations applicable or relating to the Seller, the business and operations of the Station and the Broadcasting Assets.

            7.2. By Buyer. Buyer covenants and agrees with Seller as follows:

                     7.2.1.      Conduct   of   Business.   Subject   to   the
provisions of this Agreement, from the date hereof through the Closing Date Buyer shall maintain its corporate existence in good standing; conduct its business and operations in the normal and ordinary course of business in substantially the same manner as heretofore conducted and in compliance with all material obligations and duties imposed by all laws, rules and regulations applicable to Buyer, its business and its properties; maintain all its books and records, including all financial statements, in accordance with the accounting principles and practices consistent with those used in the Buyer Reports and in accordance with GAAP; and shall use all commercially reasonable efforts to preserve and promote such business and to avoid any act which might have a material adverse effect upon the Buyer.

                     7.2.2. Litigation. From the date hereof through the Closing Date, Buyer shall notify Seller of any litigation pending or, to its knowledge threatened, against Buyer which might have a material adverse effect on the financial condition, results of operation or business of Buyer, or which seeks to prevent the consummation of the transactions contemplated hereby.

                     7.2.3.      No    Breach    of    Representations     and
Warranties. From the date hereof through the Closing Date, the Buyer shall not take any action or pursue any other course of conduct, or fail to take any action, that would cause any of the representations and warranties made by the Buyer in this Agreement (or any document delivered in connection herewith) to be untrue, incorrect or inaccurate in any material respect.

                     7.2.4.      Confidentiality.    Buyer    will   hold   in
confidence all nonpublic documents and information concerning Seller, the Broadcast Assets, the Station and the operation thereof furnished to Buyer and its representatives in connection with the transactions contemplated by this Agreement, and will not release or disclose such information to any other person, except upon the prior written consent of Seller. In the event that Buyer or its representatives receive a request pursuant to judicial or regulatory process to disclose such confidential information, Buyer will promptly notify Seller of such request and will cooperate with Seller to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such confidential information. If the transactions contemplated by this Agreement shall not be consummated, such confidential treatment shall be maintained and such information shall not be used in competition with Seller and, upon request, all such documents, copies thereof, extracts therefrom and notes and other documents containing information based on such confidential information shall immediately thereafter be returned to Seller or, with Seller's consent, destroyed.

                     7.2.5. Inclusion of Information About Seller in Buyer Registration Statement. If for any reason Buyer requests, or is required, to include any information about Seller in any registration statement filed by Buyer between the time of the signing of this agreement and the Closing, Seller agrees to cooperate with Buyer to provide such information; provided, however, that Buyer hereby agrees that (i) Buyer shall be solely responsible for all costs and expense associated with preparing such information for inclusion in the Buyer Registration Statement, (ii) as between Seller and Buyer, Buyer shall be solely responsible to any purchaser of securities under the Buyer Registration Statement for any such information, and Buyer shall indemnify and hold Seller (and any person who controls Seller within the meaning of the Securities Act or the Exchange Act) harmless from and against any liability under federal or state securities laws or otherwise which arises out of or is related to the inclusion of such information in the Buyer Registration Statement.

      8.    Conditions Precedent to the Obligations of the Parties.

            8.1. Conditions Precedent to the Obligation of Buyer. The obligations of the Buyer under this Agreement are subject, at the Buyer's option, to the satisfaction on or prior to the Closing Date of each of the following express conditions precedent:

            8.2. FCC Consent. It shall be a condition to the obligation of Buyer under this Agreement that the conditions specified in Section 3.2 hereof shall have been met.

            8.3. Accuracy of Representations and Warranties. All representations and warranties of Seller contained in this Agreement (and in any document delivered in connection herewith) shall be true and correct in all material respects when made and at and as of the Closing Date as though made at and as of that time, and Buyer shall have received a certificate, executed by Seller, repeating, as of the Closing Date, all such representations and warranties.

            8.4. Compliance with Agreement. Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

            8.5.     No Obstructive Proceeding.

                     8.5.1. No Litigation. No action, suit, investigation, or proceeding shall have been instituted or be pending against or affecting any of the parties to this Agreement before any court or any other Governmental Authority to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which may reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against Buyer of substantial damages or otherwise have a material adverse effect on Buyer, the business or operations of the Station or the Broadcasting Assets;

                     8.5.2. No Governmental Intervention. None of the parties to this Agreement shall have received written notice from any Governmental Authority of: (i) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement or the transactions contemplated hereby; or (ii) the actual commencement of such an investigation;

                     8.5.3. No Order. No order, decree or judgment of any Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit Buyer's ability, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof or to operate the Station as presently being conducted.

            8.6. Adverse Change. No loss, destruction, impairment, confiscation or condemnation of any of the Broadcasting Assets shall have occurred by reason of fire, explosion, disaster, flood, accident, riot, insurrection, war, act of God or other occurrence which individually or in the aggregate has a materially adverse effect on the business, operations, prospects or condition, financial or otherwise, of the Station.

            8.7. Consents. Seller shall have obtained and delivered to Buyer all consents, approvals, and permits necessary for the consummation of transactions contemplated hereby, including but not limited to, those required to assign and transfer to Buyer the Contracts and all other Broadcasting Assets hereunder, with no adverse condition attached (including any adverse change in the terms and conditions of any Contract included in the Assumed Obligations) and no material expense imposed upon Buyer.

            8.8. Authorization. Buyer shall have received certified copies of all the respective actions taken by Seller authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder.

            8.9. Officer's Certificate. Buyer shall have received a Certificate executed by Seller stating that all representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects when made and at and as of the Closing.

            8.10. HSRA Waiting Period. The applicable waiting period(s) under HSRA with respect to the transactions contemplated by this Agreement shall have expired.

            8.11. Copies of Documents. Seller shall have delivered to Buyer copies of all documents required to be delivered pursuant to the Agreement.

            8.12.    Satisfaction of Funded Debt; Removal of Encumbrances.

                     8.12.1. Seller shall have paid off or otherwise satisfied or provided for, fully and completely, any and all of the Liabilities and other obligations of Seller (relating to the Station), the Station or the Broadcasting Assets; and

                     8.12.2. All Encumbrances of any kind and nature shall have been removed from the Broadcasting Assets and the Station Licenses other than Permitted Encumbrances.

            8.13. Delivery of Instruments of Conveyance and Transfer. Buyer shall have received the instruments and other documents (in form and substance reasonably satisfactory to its counsel) required to be delivered to it pursuant to Section 9 hereof.

            8.14. Conditions to Obligations of Seller. The obligations of Seller at Closing are subject, at Seller's option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

                     8.14.1.     FCC  Consent.  The  conditions  specified  in
Section 3.2 hereof shall have been met.

                     8.14.2. Accuracy of Representations and Warranties. All representations and warranties of Buyer or its permitted assignee contained in this Agreement (and any document delivered in connection herewith) shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time and Seller shall have received a certificate, executed on behalf of Buyer or its permitted assignee by an officer thereof, to that effect.

                     8.14.3. Compliance with Agreement. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                     8.14.4.     Delivery  of   Instruments   of   Assumption.
Buyer shall have delivered to Seller, in accordance with Section 2.3 hereof (in form and substance reasonably satisfactory to Seller's counsel), instruments whereby Buyer assumes and agrees to perform the Assumed Obligations.

                     8.14.5.     No Obstructive Proceeding.

                                 8.14.5.1.     No   Litigation.   No   action,
suit, investigation, or proceeding shall be pending against any of the parties to this Agreement before any court or any other Governmental Authority to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which may reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against Seller of substantial damages or otherwise have a material adverse effect on Seller, taken as a whole.

                                 8.14.5.2.     No  Governmental  Intervention.
None of the parties to this Agreement shall have received written notice from any Governmental Authority of: (i) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement and the transactions contemplated hereby; or (ii) the actual commencement of such an investigation.

                     8.14.6. No Order. No order, decree or judgment of any Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit Seller's ability, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof.

                     8.14.7. Proceedings. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel, and Seller and its counsel shall have received copies of such documents as Seller or its counsel, as the case may be, may reasonably request in connection with said transactions.

                     8.14.8. HSRA Waiting Period. The applicable waiting period(s) under HSRA with respect to the transactions contemplated by this Agreement shall have expired.

                     8.14.9. Authorizations. Seller shall have received certified copies of all of the actions taken by Buyer authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder.

                     8.14.10.   Registration   Rights  Agreement.   Buyer  and
Seller shall have executed and delivered the form of Registration Rights Agreement attached hereto as Exhibit A.

      9.    Instruments of Conveyance and Transfer.

            9.1. Instruments of Conveyance and Transfer of Personal Property. At the Closing, to effect the transfers, conveyances and assignments of the personal property included in the Broadcasting Assets from Seller to Buyer or its assignee as herein provided, Seller shall deliver to Buyer the following bills of sale, certificates, assignments and other instruments of transfer assigning, transferring and conveying to Buyer or its permitted assignee good and marketable title to all of the personal property to be transferred hereunder, free and clear of all Encumbrances of any kind other than Permitted Encumbrances, all in form reasonably satisfactory to counsel for Buyer, and dated the Closing Date:

                     9.1.1. Assignments of Leases. Assignments of all leases and leasehold interests in personal property included in the Broadcasting Assets, including all rights under the lease agreements referred to in Schedule 1(b) hereto;

                     9.1.2. Bills of Sale. Bills of sale for all tangible personal property included in the Broadcasting Assets;

                     9.1.3. Assignments of Licenses. Assignments of the Station Licenses and all other authorizations for the Station;

                     9.1.4. Assignments of Contracts. Assignments of all Contracts and other intangible assets included in the Broadcasting Assets to be transferred pursuant to this Agreement; and

                     9.1.5. Other Documents. Such other instruments or documents as Buyer may reasonably request in connection with the transfer to it of the personal property to be transferred, not inconsistent with the obligations of Seller under this Agreement.

      10.   Employees.

            10.1.    Seller's   Termination.   Seller  shall   terminate   the
employment of all of the employees engaged in the Business or operations of the Station, effective as of the Closing.

            10.2.    Buyer's Right to Hire; Prorations.

                     10.2.1. Right to Hire. On the Closing Date, Buyer shall have the right but not the obligation to offer employment to all persons who are then (or were prior to the date thereof) engaged in the operations of the Station, with such benefits as Buyer shall determine; provided, that nothing herein shall require Buyer to hire or continue the employment of any such person for any period of time.

                     10.2.2.     Cooperation.   Seller  shall  cooperate  with
Buyer's attempts to obtain information relating to Seller's employees, including making available to Buyer the employees personnel files and performance evaluations. Seller will make all reasonable efforts to assist Buyer in making a smooth transition after Closing.

                     10.2.3.     Accrued  Compensation.   All  personal  days,
vacation and bonuses, of the employees of Seller or the Station hired by Buyer on the Closing Date that are accrued but unpaid at the Closing Date shall be deemed Prorated Obligations for purpose of Section 2.2 above.

            10.3. No Liability for Employee Plans. Buyer shall not be required to assume any Employee Plan or any Liabilities with respect thereto.

      11.   Risk of Loss; Casualty or Condemnation.

            11.1. Risk of Loss. The risk of any loss, damage or impairment, confiscation or condemnation of the Broadcasting Assets or any part thereof from fire or any other casualty or cause shall be borne by Seller at all times prior to the Closing.

            11.2.    Casualty.

                     11.2.1. If the Broadcasting Assets are damaged or destroyed by fire or other casualty or cause between the date hereof and the Closing Date and the repair cost, individually or in the aggregate (the "Repair Cost"), will exceed $250,000, Buyer shall have the option either: (i) to accept the Broadcasting Assets in their damaged or destroyed condition and reduce the Purchase Price by the Repair Cost; (ii) to accept the Broadcasting Assets in their damaged or destroyed condition without a reduction in the Purchase Price but with Seller assigning or delivering to Buyer all of Seller's rights to any insurance proceeds for such damage or destruction; or (iii) to cancel this Agreement by giving written notice to Seller not later than fifteen (15) days after the Repair Cost is determined. Seller shall promptly notify Buyer in writing of any fire or other casualty occurring with respect to the Broadcasting Assets. Seller shall provide Buyer and its agents and contractors with access to any damaged Broadcasting Assets following any fire or other casualty so that Buyer can obtain an estimate of the Repair Cost within thirty (30) days after Seller notifies Buyer of the fire or other casualty.

                     11.2.2.     If  any  of  the   Broadcasting   Assets  are
damaged or destroyed by fire or other casualty or cause between the date hereof and the Closing Date and the Repair Cost is equal to or less than $250,000, Buyer shall have the option either (i) to accept the Broadcasting Assets in their damaged or destroyed condition and reduce the Purchase Price by the Repair Cost, or (ii) to accept the Broadcasting Assets in their damaged or destroyed condition without a reduction in the Purchase Price but with Seller assigning or delivering to Buyer all of Seller's rights to any insurance proceeds for such damage or destruction.

            11.3. Repair Parameters. If any of the Broadcasting Assets are damaged or destroyed by fire or other casualty or cause between the date hereof and the Closing Date and Buyer elects to have Seller repair such damage, all repairs shall be: (i) completed at least fifteen (15) days prior to the Closing Date; (ii) completed in a good and workmanlike manner, using materials, labors and finishes resulting in the completed repairs being of the same or better quality than immediately prior to the damage; and (iii) subject to the reasonably approval of Buyer's engineers or contractors.

            11.4. Failure of Broadcast Transmission. Notwithstanding any provision of this Agreement to the contrary, in the event the Station shall cease full power broadcast transmission for a period of five consecutive days Buyer shall have the right, by written notice to Seller, to terminate this Agreement without further obligation to Seller hereunder.

      12. Books and Records. Buyer shall be entitled to all records, including but not limited to, books of account, technical information and engineering data, programming information, employment records, customer lists and files, advertising records, FCC logs, asset history files, and other files, documents and correspondence of Seller relating to the operation of the Station prior to the Closing Date as shall be reasonably necessary to the maintenance of the business affairs of the Station after the Closing Date; provided, however, that for a period of six (6) years Buyer shall retain and make available for inspection by Seller and its representatives for any reasonable purpose all such records, books of account, files, documents and correspondence, and Buyer shall not dispose of, alter or destroy any such materials without giving sixty (60) days' prior written notice to Seller so that Seller may, at its expense, examine, make copies of, or take possession of such materials.

            12.1. Taxes. Seller, on the one hand, and Buyer, on the other hand, agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Broadcasting Assets as is reasonably necessary for the preparation of any return of Taxes, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

      13. Possession and Control of the Station. Notwithstanding any other provision of this Agreement, between the date of this Agreement and the Closing Date, Seller shall retain ultimate control over the management and operations of the Station. Neither title to the Broadcasting Assets, nor right to possession at the Station shall pass to Buyer until the Closing Date.

      14. Brokers. Each party agrees to indemnify and hold the other parties harmless from any and all loss, cost, Liability, damage and expense (including legal and other expenses incident thereto) in respect of any claim for a broker, finder or consultant's fee or commission or similar payment by virtue of any alleged agreements, arrangements or understandings with the indemnifying party. Notwithstanding any other provision of this Agreement, the representations, warranties and covenants contained in this Section 14 shall survive the Closing Date for four (4) years.

      15.   Survival; Indemnification.

            15.1. Survival. The several representations and warranties of the parties contained in this Agreement (or in any document delivered in connection herewith) shall be deemed to have been made on the date of this Agreement and on the Closing Date, shall survive the Closing Date and shall remain operative and in full force and effect for two (2) years after the Closing Date.

            15.2. Seller's Indemnification -Breaches. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all loss, cost, Liability, damage and expenses (including reasonable legal and other expenses incident thereto) resulting from breach of the Seller's representations, warranties, covenants and agreements contained in this Agreement; provided, however, that any claim for a breach of a representation or warranty shall have been made prior to the expiration date thereof, if any, set forth in Section 15.1 above.

            15.3. Seller's Indemnification - Liabilities. Seller agrees to indemnify, defend and hold Buyer harmless from and against: (a) any and all Liabilities (other than the Assumed Obligations), including any and all Retained Liabilities, and any known or unknown, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable legal and other expenses incident thereto), resulting from causes of action or claims of any kind (excluding any and all claims and Liabilities arising or resulting from a breach of any of Buyer's agreements or warranties or from an inaccuracy in any of Buyer's representations hereunder) arising with respect to the routine operations of the Station on or prior to the Closing Date including any Liabilities arising from any labor or employment actions or claims, where the events giving rise to such actions or claims arose, on or prior to the Closing;
(b) all Taxes that are attributable to periods ending on or prior to the Closing Date (or to so much of any period as ends on the Closing Date); and (c) any other Taxes of the Station or Seller not expressly assumed by Buyer under this Agreement. Any Tax resulting from the Seller's sale of the Broadcasting Assets shall be deemed to be a Tax solely attributable to a pre-Closing period.

            15.4.    Buyer's  Indemnification.   Buyer  agrees  to  indemnify,
defend and hold Seller harmless from and after the Closing Date from and against:

                     15.4.1. Breach. Any and all loss, cost, Liability, damage and expense (including reasonable legal and other expenses incident thereto) resulting from Buyer's breach of any of its representations, warranties, covenants and agreements under this Agreement; provided, however, that any such claim, for breach of a representation or warranty shall have been made prior to the expiration date thereof, if any, set forth in Section 15.1 above; and

                     15.4.2.     Liabilities.   Any  Assumed  Obligations  and
any and all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses (including reasonable legal and other expenses incident thereto), resulting from causes of action or claims of any kind asserted by unrelated third parties arising with respect to the operations of the Station after the Closing Date (excluding any and all such Liabilities arising or resulting from a breach of any of Seller's agreements or warranties or an inaccuracy of any of Seller's representations hereunder).

            15.5. Seller's Obligation. Notwithstanding anything to the contrary in Section 15.2 or 15.3 above, Seller shall not be obligated to make any payments under Section 15.2 or 15.3 above with respect to a breach of a representation or warranty unless the aggregate amounts of all claims made thereunder equals or exceeds $200,000, and then only for damages in excess of such amount. In addition to the foregoing, the maximum amount of damages the Buyer may recover hereunder shall be $2,000,000 in the aggregate.

            15.6. Indemnification Claim. Upon obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification ("Indemnified Party") shall promptly give written notice ("Notice of Claim") of such claim or demand to the party or parties it is seeking indemnification from ("Indemnifying Party"). Indemnified Party shall furnish to the Indemnifying Party in reasonable detail such information as Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in Section 15.1 hereof, no failure or delay by Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of Indemnifying Party to indemnify and hold Indemnified Party harmless, except to the extent that such failure or delay shall have adversely affected Indemnifying Party's ability to defend against, settle or satisfy any Liability, damage, loss, claim or demand for which Indemnified Party is entitled to indemnification hereunder.

            15.7. Notice of Claim. If the claim or demand set forth in the Notice of Claim given by Indemnified Party pursuant to Section 15.7 hereof is a claim or demand asserted by a third party, Indemnifying Party shall have fifteen
(15) days after the Date of Notice of Claim to notify Indemnified Party in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If Indemnifying Party elects to defend such third party claim or demand, Indemnified Party shall make available to Indemnifying Party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist Indemnifying Party in the defense of, such third party claim or demand, and so long as Indemnifying Party is defending such third party claim in good faith, Indemnified Party shall not pay, settle or compromise such third party claim or demand. If Indemnifying Party elects to defend such third party claim or demand, Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at Indemnified Party's own expense. In the event, however, that Indemnified Party reasonably determines that representation by counsel to Indemnifying Party of both Indemnifying Party and Indemnified Party may present such counsel with a conflict of interest, or where non-monetary relief is being sought against Indemnified Party by a third party, then such Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and Indemnifying Party will pay the fees and disbursements of such counsel; provided, however, that Indemnifying Party shall not be required to pay the fees and disbursements of more than one separate law firm for all Indemnified Parties in any jurisdiction in any single action or proceeding. If Indemnifying Party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder at Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (ii) Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of Indemnifying Party under the agreements of indemnification set forth in this Section 15.

            15.8. Date of Notice of Claim. The term "Date of Notice of Claim" shall mean the date the Notice of Claim is effective pursuant to
Section 20.5 of this Agreement.

            15.9. Waiver of Non-Compensatory Damages. No Indemnified Party shall be entitled to recover from an Indemnifying Party for any losses, costs, expenses, or damages as to which indemnification is provided under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney fees, suffered by such party; and Buyer and Seller waive any right to recover punitive, incidental, indirect, special, exemplary and consequential damages resulting from any cause whatsoever, whether arising in contract, warranty, tort (including negligence), strict liability, indemnity or otherwise. It is expressly agreed that no failure by any party to this Agreement to fulfill any condition hereof shall constitute a failure of essential purpose entitling any party to seek consequential, incidental, indirect, punitive, exemplary or special damages.

            15.10. Mitigation Obligation. Each person entitled to indemnification hereunder shall take all reasonable steps to mitigate all losses, costs, expenses and damages after becoming aware of any event which could reasonably be expected to give rise to any losses, costs, expenses and damages that are indemnifiable or recoverable hereunder or in connection herewith.

            15.11. Exclusive Remedy; Waiver and Release. The indemnifications under this Section 15.11 and enforcement of the various agreements and instruments executed pursuant hereto at the Closing, shall be Buyer's and Seller's sole and exclusive remedies, each against the other, with respect to matters arising under this Agreement, of any kind or nature, or relating to the ownership, operation, management, use or control of the Purchased Assets. Buyer and Seller hereby waive and release any other rights, remedies, causes of action or claims that they have or that may arise against the other with respect to matters arising under this Agreement, of any kind or nature, or relating to the ownership, operation, management, use or control of the Broadcast Assets.

      16. Hart-Scott-Rodino Filings. Each party has made or caused to be made any and all filings which are required under HSRA with respect to the transactions contemplated by this Agreement, the filing fees for which shall be borne by the Buyer, and shall cooperate in the taking of all steps that are necessary, proper or desirable to expedite the preparation and filing of such notification and the furnishing of all information required in connection therewith.

      17.   Termination. This Agreement may be terminated:

            17.1. Buyer. By Buyer if the Closing shall not have occurred on or prior to the Closing Date (other than as a result of the failure by Buyer to fully comply with its obligations under this Agreement);

            17.2. Seller. Subject to Section 19 below, by Seller if the Closing shall not have occurred on or prior to the Closing Date (other than as a result of the failure by the Seller to fully comply with its obligations under this Agreement);

            17.3. Mutual Consent. By mutual consent of Buyer and Seller, which consent may be withheld at the absolute discretion of each party;

            17.4. By Seller Upon Breach. By Seller if: (i) Buyer is in material breach of this Agreement; and (ii) Seller is not then in material breach of this Agreement; or

            17.5. By Buyer Upon Breach. By Buyer: if (i) Seller is in material breach of this Agreement; and (ii) Buyer is not then in material breach of this Agreement.

            17.6. Default Grace Period. Notwithstanding any other provision of this Agreement, if a default by any party hereto can be cured, or a condition satisfied within fifteen (15) business days, after the time initially fixed for Closing as set forth herein, then the Closing Date shall be extended for a period not to exceed fifteen (15) business days required for such party to make such cure or satisfaction. If such cure or satisfaction cannot be, or is not, completed within fifteen (15) business days after such initial time, then the rights of the parties shall be governed by the applicable provisions of this Agreement.

      18.   Deposits.

            18.1. Initial. On or before the date hereof, Buyer has deposited with Seller a security deposit of $2,150,000 consisting of $1,000,000 in cash and, within five (5) business days of the date hereof, shall deposit with Seller $1,150,000 in shares of the common stock of Buyer valued at not more than $10.00 per share (the "Initial Deposit"), receipt of which is hereby acknowledged by Seller. Until the Closing Date the shares of Buyer's stock shall maintain a value of at least $1,150,000; in the event that the closing sales price of the common stock of Buyer on the Nasdaq Stock Market is less than $10.00 per share for a period of five (5) or more consecutive trading days prior to the Closing Date, Buyer shall pay to Seller as an additional Deposit the amount of cash necessary to maintain the value of Buyer's stock, as supplemented by the additional Deposit, at a minimum of $1,150,000, such payment by Buyer to occur within ten (10) business days. Any appreciation in the value of the shares of the stock up to the Closing Date shall be solely for the benefit of Seller.

            18.2. Seller's Election. Seller may elect to receive $1,150,000 in cash as part of the Purchase Price by surrendering the shares of common stock of Buyer originally deposited with Seller as the Initial Deposit. Seller shall give Buyer at least ten (10) business days notice prior to the Closing Date of its election to receive cash in lieu of shares of common stock of Buyer. Seller shall deliver the shares of common stock of Buyer comprising the Initial Deposit upon the Closing.

            18.3. Subsequent Deposit. Buyer may, make additional deposits pursuant to Section 19 hereof (the "Subsequent Deposits" and together with the Initial Deposits, the "Deposits").

      19.   Subsequent Deposit; Extension.

            19.1. Deposit. Concurrently with the execution of this Agreement, Buyer has deposited with Seller a security deposit of $2,150,000 consisting of $1,000,000 in cash and $1,150,000 in shares of Buyer's common stock.

            19.2. First Extension. Buyer shall have the right to extend the Closing Date until October 31, 2000 upon a payment of $1,000,000 in cash to Seller as an additional deposit (making the total deposit$3,150,000).

            19.3. Second Extension. Buyer shall have the right to extend the Closing Date until December 31, 2000 upon payment of an additional deposit of $1,000,000 in cash (making the total deposit$4,150,000).

            19.4. Recourse; Return of Deposit. In the event that this Agreement is terminated other than pursuant to Section 17.3 or 17.5 hereof, Seller shall be entitled to retain the Deposits, as liquidated damages, which shall be Seller's sole and exclusive remedy under this Agreement for such termination and any breach by Buyer of any representation, warranty, termination or condition of this Agreement, provided however, that for the purposes of Section 4.2, a court order which prevents closing or for the purposes of Section 3.2, a petition filed in opposition to the transactions contemplated by this Agreement by Liberman Broadcasting or its affiliates which has the effect of delaying issuance of an order from the FCC prior to December 31, 2000, shall entitle the Buyer to a refund of the Deposits.

      20.   Miscellaneous.

            20.1. Costs, Expenses, Etc. Except as provided elsewhere herein each of the parties hereto shall bear all costs and expenses incurred by it in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. The payment of all sales, use, transfer or similar Taxes, documentation stamps, or other charges imposed by any and all Governmental Authorities (including any income or gain Taxes) with respect to the transfer of title to the Broadcasting Assets hereunder and the other transactions anticipated hereby shall be borne by Seller. All recording costs and fees incurred in connection with the clearing and removing any liens and Encumbrances not assumed by Buyer to which the Broadcasting Assets may be subject, so as to permit Seller to convey good and marketable title to the Broadcasting Assets free and clear of all Encumbrances other than the Permitted Encumbrances, shall be the responsibility of Seller.

            20.2. Further Assurances. Each party shall, from time to time, upon the request of another party, execute, acknowledge and deliver to the other party such other documents or instruments, and take any and all actions as are reasonably necessary for the implementation and consummation of the transactions contemplated by this Agreement.

            20.3. Notice of Proceedings. Buyer or Seller, as the case may be, will promptly and in any case within five (5) business days notify the other in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any Governmental Authority of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

            20.4. Bulk Sales Law. Buyer waives compliance by Seller with the provisions of bulk sales and similar laws applicable to this transaction, if any; provided, however, that any loss, liability, obligation or cost suffered by Buyer as a result of the failure by the Seller to comply therewith shall be borne by Seller and that Seller shall indemnify Buyer and hold Buyer harmless therefrom.

            20.5. Notices. Any notice, request, demand or consent required or permitted to be given under this Agreement shall be in writing (including telexes, telecopies, facsimile transmissions and similar writings) and shall be effective when transmitted and confirmation of receipt is obtained for telexes, telecopies, facsimile transmissions and similar writings; when delivered personally; one day after sent by recognized overnight courier; and five days after sent by mail, first class, postage prepaid, registered mail, return receipt requested; in each case to the following address or telephone number, as applicable:

      If to Seller to:     Johnson Broadcasting of
                           Dallas, Inc.
                           8440 Westpark Drive
                           Houston, Texas 77063
                           Attn:  Mr. Douglas Johnson,
                                    President
                           Telephone: (713) 974-5151
                           Telecopier: (713) 974-5517

      with copies to:      Smithwick and Belendiuk, P.C.
      (which shall not     1990 M Street, NW
      constitute notice)   Suite 510
                           Washington, D.C. 20036
                           Attn: Arthur V. Belendiuk
                           Telephone: (202) 785-2800
                           Telecopier: (202) 785-2804

      If to Buyer to:      Hispanic Television Network, Inc.
                           6125 Airport Freeway
                           Suite 200
                           Forth Worth, Texas 76117
                           Attn:
                           Telephone:
                           Telecopier:

      with copies to:      Akin, Gump, Strauss, Hauer &
      (which shall not     Feld, L.L.P.
      constitute notice)   1700 Pacific Avenue
                           Suite 4100
                           Dallas, Texas 75201-4675
                           Attn:  J. Kenneth Menges, Jr.
                           Telephone:  (214) 969-2800
                           Telecopier: (214) 969-4343

or at such other address as either party shall specify by notice to the other.

            20.6. Headings and Entire Agreement; Amendment. The section and subsection headings do not constitute any part of this Agreement and are inserted herein for convenience of reference only. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or changed orally, but only in writing signed by the party against whom enforcement of any amendment, modification, change, waiver, extension or discharge is sought.

            20.7. Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

            20.8. Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. Neither this Agreement nor any obligation hereunder shall be assignable except with the prior written consent of the other party which may be withheld for any reason.

            20.9.    Counterparts.   This   Agreement   may  be   executed  in
counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.

            20.10. Exhibits, Schedules and Attachments. The Exhibits, Schedules and attachments attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions in this Agreement shall control.

            20.11. Rights Cumulative. Except as set forth herein, all rights, powers and remedies herein given to Buyer and Seller are cumulative and not alternative, and are in addition to all statutes or rules of law.

            20.12. Governing Law. This Agreement, and the rights and obligations of Buyer and Seller hereunder, shall be governed by and construed in accordance with the laws of the state of Texas applicable to contracts made and to be performed therein.

            20.13. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance, is held invalid, such invalidity shall not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

            20.14. Third Party Rights. Nothing in this Agreement (including the Schedules, Exhibits and other attachments hereto, or any other attachment hereto, or any ancillary agreement, instrument or document contemplated hereby or relating hereto) shall be deemed to create any right with respect to any Person or property not a party to this Agreement.

            20.15. Press Releases. Except as otherwise required by law, Buyer and Seller shall prior to its issuance of any press release relating to the transactions contemplated by this Agreement, submit to the other party, and obtain the approval thereof, which approval shall not be unreasonably withheld.

            20.16. Specific Performance. Seller hereby agrees that Buyer shall be entitled, in addition to any other remedies or damages available to Buyer in the event of any breach of this Agreement by the Seller, to specific performance of the obligations of Seller under this Agreement.

            20.17. Non-Reliance. Each Party to this Agreement expressly warrants and represents that no promise or agreement, not expressed herein or in the attachments to this Agreement, has been made to it by any other Party to this Agreement, or any Party's respective affiliates, counsel, or any other interested party with respect to the terms set forth in this Agreement or in the attachments to this Agreement, and that such Party is not relying upon any statement or representation of any agent of any other Party to this Agreement or any Party's respective affiliates, counsel, or any other interested party. Each Party hereto is relying on its own judgment and has been represented by legal counsel in this matter.

      IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.

                  JOHNSON BROADCASTING OF DALLAS, INC.



                  By:  /S/ DOUGLAS R. JOHNSON
                       --------------------------------------
                       Douglas R. Johnson, President

                  HISPANIC TELEVISON NETWORK, INC.




                  By:   /S/ MARCO CAMACHO
                       --------------------------------------
                        Name:  Marco Camacho
                        Title:  Chief Executive Officer